EXHIBIT 10.1

INFORMAL AGREEMENT WITH COMPANY OFFICERS

Mr. Abraham and Ms. Martin, directors, officers and principle shareholders of the Company, have verbally agreed to advance sufficient funds to the Company, on an as-needed basis, to assist in start-up operations, including expenses associated with the Company's registration statement on Form S-1 and the Prospectus contained therein, and to continue operations if funds are required.

Because there are no agreed upon terms for the repayment of any funds loaned to the Company, the loans, when and if, made should be considered payable on demand.